UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2020

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 505, New York, New York 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ASPU	The Nasdaq Stock Market (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2020, Aspen Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cannacord Genuity LLC (the “Underwriter”), relating to the offer and sale (the “Offering”) of 2,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $7.15 per share. In addition, the Company granted the Underwriter a 30-day option to purchase an additional 315,000 shares of Common Stock to cover over-allotments, which the Underwriter fully exercised on January 17, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933 (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The net proceeds to the Company from the sale of the shares of Common Stock is expected to be approximately $16.0 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Company plans to use the proceeds of the Offering for expansion of its BSN pre-licensure program and for general corporate purposes and working capital. The Offering is expected to close on or about January 21, 2020, subject to customary closing conditions.

Pursuant to the Underwriting Agreement, subject to limited exceptions, each of the Company and its officers and directors agreed not to sell or otherwise dispose of any shares of Common Stock for a period ending 90 days after the date of the Underwriting Agreement, without first obtaining the written consent of the Underwriter.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-224230) and the prospectus included therein, filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2018 and declared effective by the Commission on April 18, 2018 and a preliminary prospectus supplement filed and final prospectus supplement to be filed with the Commission. A copy of the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the legality of the offer and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 17, 2020, by and between Aspen Group, Inc. and Canaccord Genuity LLC

5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.

23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: January 17, 2020	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer